October 16, 2024 Project Zodiac Discussion Materials Exhibit 16(c)(ix) [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Zodiac Process Summary Contacted [***] Parties: [***] Strategics, [***] Financial Sponsors Contacted [***] Conducted Business Diligence [***] Conducted Confirmatory Diligence [***] Submitted Final Proposal (1) Consortium Proposals (1): 10/15: $10.00 Per Share 10/15: $9.75 per share (initial proposal) Reflects Consortium Proposals of $10.00 and $9.75 per share received on October 15, 2024. [***] [***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. [***] [***]

Summary of Transaction Statistics

($MM, except per share amounts)

Illustrative Share Price:		Zodiac Current as of (10/16/24) $9.42	Consortium Proposal (5) $10.00
Implied Transaction Premium	*Statistic*		
Premium to Current Price	*$9.42*	-	*6%*
Premium to Current Enterprise Value	*1,445*	-	*7%*
Premium to Unaffected Share Price (4/16/24) (6)	*8.47*	*11%*	*18%*
Premium to Unaffected Enterprise Value (4/16/24) (6)	*1,284*	*13%*	*20%*
Premium to 30-Day VWAP (4)	*8.72*	*8%*	*15%*
Premium to 60-Day VWAP (4)	*8.73*	*8%*	*15%*
Premium to LTM VWAP (4)	*8.96*	*5%*	*12%*
Premium to LTM High (5/8/24)	*10.56*	*(11%)*	*(5%)*
Premium to LTM Low (11/1/23)	*7.24*	*30%*	*38%*
Implied Valuation & Multiples			
Fully-Diluted Equity Value (1)		**$1,589**	**$1,684**
Fully-Diluted Enterprise Value (1) (2)		**$1,445**	**$1,541**
Street (3)			
Revenue Multiples	*Statistic (3)*		
NTM (ending 7/31/25)	*$475*	3.0x	3.2x
CY25E	*493*	2.9	3.1
EBITDA Multiples			
NTM (ending 7/31/25)	*$110*	13.1x	14.0x
CY25E	*121*	11.9	12.7
Adjusted FCF Multiples			
NTM (ending 7/31/25)	*$91*	17.4x	18.4x
CY25E	*100*	16.0	16.9

Note: Current market prices as of October 16, 2024. Zodiac fiscal year ends January 31. Zodiac FY-1 used as proxy for CY.
(1) Common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method. Transaction scenarios reflect cancellation of April 2024 CEO PSUs since share price hurdle is not met in a Change in Control, per Zodiac management.
(2) Cash and cash equivalents, short term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024. Impact of Convertible Senior Notes due 2029 reflected in Enterprise Value based on Zodiac indenture dated March 24, 2022.
(3) Zodiac estimates based on FactSet and broker mean consensus estimates as of October 16, 2024.
(4) Volume-weighted average prices based on trading days per FactSet.
(5) Reflects Consortium Proposal of $10.00 per share received on October 15, 2024.
(6) Reuters reports Zodiac exploring a potential sale on April 17, 2024 during market hours.

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Source: FactSet as of October 16, 2024. Reflects Consortium Proposal of $10.00 per share received on October 15, 2024. Bessemer Venture Partners as of October 16, 2024. Share Price ($) From April 16, 2024 (1-Day Prior to Reuters Leak) to Current (October 16, 2024); Indexed to Zodiac Share Price Comparison of Proposal with Recent Zodiac and BVP Emerging Cloud Index Price Performance Consortium Proposal (1): $10.00 Per Share BVP Emerging Cloud Index(2) Current: $8.82 +4% vs. 4/16 Zodiac Current Share Price: $9.42 +11% vs. 4/16 Ent. Val: $1,445M +13% vs. 4/16 Zodiac 4/16 Share Price: $8.47 Ent. Val: $1,284M 4/16/24: 1-day prior to Reuters report of Zodiac exploring a potential sale 4/16 – 4/17 Price Reaction: +12%

Source: FactSet as of October 16, 2024. Reflects Consortium Proposal of $10.00 per share received on October 15, 2024. Zodiac Share Price ($) From October 17, 2023 to Current (October 16, 2024) Comparison of Proposal with Stock Price Performance Over the Last Twelve Months Zodiac Current: $9.42 8/21/24: Zodiac reports Q2 FY25 earnings 8/21 – 8/22 Price Reaction: (0%) 4/16/24: 1-day prior to Reuters report of Zodiac exploring a potential sale 4/16 – 4/17 Price Reaction: +12% 5/22/24: Zodiac reports Q1 FY25 earnings 5/22 – 5/23 Price Reaction: +3% 5/1/24: Zodiac announces settlement with Scalar Gauge and appointment of John Harkey to Board of Directors 5/1 – 5/2 Price Reaction: (1%) Reuters Report of Zodiac Exploring a Potential Sale to Q2 FY25 Earnings (4/16 – 8/21) 11/29/23: Zodiac reports Q3 FY24 earnings 11/29 – 11/30 Price Reaction: +9% Consortium Proposal (1): $10.00 Per Share 2/28/24: Zodiac reports Q4 FY24 earnings 2/28 – 2/29 Price Reaction: (6%)

Comparison of Proposal with Selected Transaction Multiples Selected Public Software Transactions Greater Than $1 Billion with Revenue Growth Less Than or Equal to 10% Since 2011 Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research. Note: ‘NM' = Not publicly available or not meaningful. Multiples greater than 50.0x considered not meaningful. Reflects Consortium Proposal of $10.00 per share received on October 15, 2024. NTM statistics based on mean analyst consensus estimates for the next twelve month period as of transaction announcement. NM deals excluded from the NTM EBITDA Multiple chart include WalkMe and QAD. NM deals excluded from the NTM LFCF Multiple chart include WalkMe, QAD, Ellie Mae and Interactive Intelligence. NTM Revenue Multiple(2) Overall Median: 3.9x Overall 25th Percentile: 3.1x Overall 75th Percentile: 5.2x NTM EBITDA Multiple(2)(3) NTM LFCF Multiple(2)(4) Overall 75th Percentile: 19.6x Overall Median: 16.5x Overall Median: 21.8x Overall 25th Percentile: 17.4x Overall 75th Percentile: 26.3x 3.2x 18.4x Legend Strategic Sponsor Consortium Proposal (1): $10.00/share Overall 25th Percentile: 12.5x 14.0x

Summary of Zodiac Valuation Analyses

Valuation Analysis	Discounted Cash Flow Analysis (1)(2)(3)	Selected Companies Analysis (2)(3)				Selected Transaction Analysis (2)(3)(4)	
		Fully Diluted Enterprise Value / Revenue Multiples		Fully Diluted Equity Value / Adjusted FCF Multiples		Fully Diluted Enterprise Value / Revenue Multiples	Fully Diluted Equity Value / Adj. FCF Multiples
Reference Range	*WACC Range: 11.5% - 13.5%* *Terminal NTM UFCF Multiple Range: 12.0x - 19.0x*	*CY25E Revenue Multiple Range: 2.0x - 4.0x*		*CY25E Adjusted FCF Multiple Range: 11.0x - 18.0x*		*NTM Revenue Multiple Range: 2.5x - 5.0x*	*NTM Adj. FCF Multiple Range: 13.0x - 22.0x*
Financial Case	Zodiac Management Plan (5)	Zodiac Street (6)	Zodiac Management Plan (5)	Zodiac Street (6)	Zodiac Management Plan (5)	Zodiac Street (6)	Zodiac Street (6)

Implied Zodiac Price Per Share



$12.21
$8.30
$12.52
$6.71
$12.37
$6.64
$10.62
$6.51
$10.75
$6.59
$14.89
$7.92
$11.92
$7.07
Consortium Proposal (7): $10.00 Per Share

Note: Zodiac fiscal year ends January 31. FY-1 used as a proxy for CY.

(1) *Present values as of July 31, 2024, assuming mid-period convention. Assumes current Zodiac shareholders incur 14% cumulative dilution through issuance of equity awards over the projected period, per Zodiac management.*

(2) *Common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method.*

(3) *Cash and cash equivalents, short term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024.*

(4) *Reflect cancellation of April 2024 CEO PSUs if share price hurdle is not met in a Change in Control.*

(5) *Zodiac Management Plan provided by Zodiac management in September 2024.*

(6) *Zodiac street estimates based on FactSet and broker mean consensus estimates as of October 16, 2024.*

(7) *Reflects Consortium Proposal of $10.00 per share received on October 15, 2024.*

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Zodiac Financial Overview

Overview of Zodiac Management Plan

ARR ($MM)



Actual
Projections
Projected CAGR ('24-'29): 8%
$314
$365
$403
$429
$467
$502
$541
$582
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Revenue ($MM)



Actual
Projections
Projected CAGR ('24-'29): 7%
$347
$396
$432
$463
$487
$523
$561
$603
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Non-GAAP Operating Income ($MM)



Actual
Projections
Projected CAGR ('24-'29): 29%
($8)
$3
$47
$95
$103
$124
$147
$171
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Adjusted FCF ($MM)



Actual
Projections
Projected CAGR ('24-'29): 33%
$10
($28)
$44
$84
$101
$125
$153
$183(2)
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

YoY ARR Growth (%)



Actual
Projections
20%
16%
10%
6%
9%
8%
8%
8%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

YoY Revenue Growth (%)



Actual
Projections
14%
14%
9%
7%
5%
8%
7%
7%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Non-GAAP Operating Margin (%)



Actual
Projections
(2%)
1%
11%
21%
21%
24%
26%
28%
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Adjusted FCF Margin (%)



Actual
Projections
3%
(7%)
10%
18%
21%
24%
27%
30%(2)
FY22A FY23A FY24A FY25E FY26E FY27E FY28E FY29E

Rule of 40[1]: *16% 7% 19% 25% 26% 31% 34% 38%*

Source: Historical figures per Zodiac company filings. Zodiac Management Plan provided by Zodiac Management in September 2024.
Note: Zodiac fiscal year ends January 31.
(1) Rule of 40 defined as Revenue Growth plus Adjusted Free Cash Flow margin.
(2) FY29E Adjusted FCF does not factor in a long-term effective tax rate.

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Overview of Zodiac Management Plan vs. Street Source: Historical figures per Zodiac company filings. Zodiac Management Plan provided by Zodiac Management in September 2024. Zodiac street estimates based on FactSet and broker mean consensus estimates as of October 16, 2024. Guidance per Zodiac Q2’FY25 8-K. Note: Zodiac fiscal year ends January 31. Rule of 40 defined as Revenue Growth plus Adjusted Free Cash Flow margin. # of Brokers for Consensus: 7% 19% 25% 26% 7% 19% 24% 28% Rule of 40(1): FY24A – FY26E CAGR: Mgmt. Plan: 6% FY24A – FY26E CAGR: Street: 7% FY25E Guidance: $455.5 - $461.5 FY25E Guidance: $90 - $93 FY25E Guidance: $82+ Legend Historical Street Mgmt. Plan # of Brokers for Consensus: 2 2 # of Brokers for Consensus: Mgmt: Street: FY25E Guidance: 6% - 7% FY25E Guidance: 20% FY25E Guidance: 18%+ FY24A – FY26E CAGR: Mgmt. Plan: 47% FY24A – FY26E CAGR: Street: 51% FY24A – FY26E CAGR: Mgmt. Plan: 51% FY24A – FY26E CAGR: Street: 50% Non-GAAP Operating Income ($MM) Adjusted FCF ($MM) Revenue ($MM) Non-GAAP Operating Margin (%) Adjusted FCF Margin (%) YoY Revenue Growth (%) 6 6 6 6

Zodiac Analyst Price Targets and Valuation Methodologies Source: Wall Street research and FactSet as of October 16, 2024. Note: Zodiac fiscal year ends January 31. Reflects Consortium Proposal of $10.00 per share received on October 15, 2024. Analyst Ratings & Valuation Methodologies Summary of Price Targets Valuation Methodology and Broker Recommendation Summary Broker Recommendations Over Time Current share price of $9.42 and Consortium Proposal of $10.00(1) represent an 18% and 13% discount to the median, respectively Consortium Proposal (1): $10.00 Per Share

Zodiac Trading Overview

Zodiac Trading Performance Since 2022

From January 3, 2022 to Current (October 16, 2024)

	Average Statistics			
	2022	2023	2024YTD	Current
Share Price	$10.52	$8.99	$8.51	$9.42
NTM Revenue Multiple	3.3x	2.9x	2.9x	3.0x
NTM Revenue Growth	15%	9%	7%	7%
NTM Adjusted FCF Margin	5%	10%	18%	19%
NTM Rule of 40 (1)	19%	19%	24%	26%



Legend
Selected Earnings Releases
+% 1-Day Price Reaction
Share Price:
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
NTM Revenue Multiple:
7.5x
7.0x
6.5x
6.0x
5.5x
5.0x
4.5x
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
-
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Jan-23
Mar-23
May-23
Jul-23
Sep-23
Nov-23
Jan-24
Mar-24
May-24
Jul-24
Sep-24
3/2/22: Announces $400MM convertible investment from Silver Lake
($250MM upfront with $150MM due up to 18 months later)
3/2 – 3/3 Reaction: (9%)
(9%)
+3%
8/24/22: Announces acquisition of Zephr for $44MM
8/24 – 8/25 Price Reaction: (6%)
(6%)
(20%)
2/21/23: Praesidium discloses 6% stake
2/21 – 2/22 Price Reaction: +1%
+17%
+20%
9/25/23: Completes remaining $150MM convertible investment from Silver Lake
9/25 – 9/26 Price Reaction (4%)
(11%)
+9%
Reuters Report of Zodiac Exploring a Potential Sale to Q2 FY25 Earnings (4/16 – 8/21)
4/16/24: 1-day prior to Reuters reports Zodiac exploring a potential sale
4/16 – 4/17 Price Reaction: +12%
5/1/24: Announces settlement with Scalar Gauge and appointment of John Harkey to Board of Directors
5/1 – 5/2 Price Reaction: (1%)
(6%)
2/1/24: Announces 8% RIF
2/1 – 2/2 Price Reaction: (5%)
+3%
(0%)
NTM Revenue Mult: 3.0x
Consortium Proposal (2): $10.00 Per
Share Price: $9.42

Source: Zodiac company filings and FactSet as of October 16, 2024. Zodiac estimates based on FactSet and broker mean consensus estimates as of October 16, 2024.
(1) Rule of 40 defined as Revenue Growth plus Adjusted Free Cash Flow margin.
(2) Reflects Consortium Proposal of $10.00 per share received on October 15, 2024.

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Operating Statistics of Selected Companies $493 $487 $603 $712 $320 $2,585 $782 $1,786 $1,575 $1,157 $3,114 $821 $4,774 $2,599 $621 $1,208 Source: FactSet and broker mean consensus estimates as of October 16, 2024. Zodiac Management Plan provided by Zodiac management in September 2024. Note: Zodiac fiscal year ends January 31. Zodiac FY-1 used as proxy for CY. Rule of 40 defined as revenue growth plus levered free cash flow margin. Dropbox LFCF and UFCF adjusted for assets obtained under finance leases. E2open LFCF estimates based on selected broker equity research as of October 2024. FY29E Adjusted FCF does not factor in a long-term effective tax rate. CY25E Revenue ($MM) CY25E Gross Margin (%) (2) (2) NTM UFCF Margin (%) Zodiac (2) CY25E Revenue Growth CY25E Non-GAAP EBIT Margin CY25E Rule of 40 (1) CY25E LFCF Margin Zodiac Zodiac Zodiac Selected Companies Legend 74% 75% 77% 79% 89% 84% 81% 89% 68% 82% 81% 78% 79% 80% 74% 76% 17% 16% 26% 36% 35% 28% 32% 27% 27% 28% 25% 14% 19% 30% 5% 2% (2) (3) (3) (3) (4) (4) (4)

Trading Statistics of Selected Companies

Legend
Selected Companies



Ent. Val. ($MM)
$1,445
$4,001
$9,592
$15,980
$5,882
$6,512
$4,779
$10,100
$2,063
$2,596
$15,216
$961
$4,929
$1,496
CY25E Revenue Multiple
Consortium Proposal: $10.00 Per Share(3)(4) 3.1x
2.9x
Zodiac
5.6x BlackLine
5.4x Informatica
5.1x DocuSign
5.1x Box
4.1x Pegasystems
4.0x ZoomInfo
3.9x Dropbox
3.3x E2open
3.3x TeamViewer
3.2x Zoom
3.0x Amplitude
1.9x RingCentral
1.8x Sprinklr
Median: 3.9x
Selected Companies Revenue Multiple Range: 2.0x-4.0x
CY25E LFCF Multiple
Consortium Proposal: $10.00 Per Share(3)(4) 16.9x
16.0x
Zodiac
24.1x BlackLine
21.4x Sprinklr
19.3x Informatica
17.8x DocuSign
16.7x Pegasystems
16.1x Box
14.4x Zoom
11.8x E2open (1)
10.9x Dropbox (2)
9.4x ZoomInfo
7.9x TeamViewer
6.9x RingCentral
NM Amplitude
Median: 15.3x
Selected Companies LFCF Multiple Range: 11.0x-18.0x
NTM UFCF Multiple
Consortium Proposal: $10.00 Per Share(3)(4) 19.1x
17.9x
Zodiac
43.5x BlackLine
40.0x Sprinklr
19.6x Informatica
19.4x DocuSign
19.2x Box
17.4x Pegasystems
12.4x Dropbox (2)
11.7x Zoom
11.5x ZoomInfo
11.2x E2open (1)
10.5x RingCentral
9.3x TeamViewer
NM Amplitude
Median: 14.9x
DCF Terminal Value Multiple Range: 12.0x-19.0x

Source: FactSet and broker mean consensus estimates as of October 16, 2024. Zodiac common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method. Cash and cash equivalents, short term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024.

Note: Zodiac fiscal year ends January 31. Zodiac FY-1 used as proxy for CY. Multiples greater than 50.0x considered not meaningful and denoted as "NM".

(1) E2open LFCF estimates based on selected broker equity research as of October 2024.

(2) Dropbox LFCF and UFCF adjusted for assets obtained under finance leases.

(3) Transaction scenarios reflect cancellation of April 2024 CEO PSUs since share price hurdle is not met in a Change in Control, per Zodiac management.

(4) Reflects Consortium Proposal of $10.00 per share received on October 15, 2024.

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Zodiac Valuation Overview

Summary of Zodiac Management Plan Projections Note: Assumes Zodiac current shareholders incur 14% cumulative dilution through issuance of equity awards over the projected period, per Zodiac Management. Zodiac Management Plan provided by Zodiac management in September 2024. One-Time Cash Expenses comprised of acquisition-related expenses and shareholder matters. Long-term effective tax rate as a percentage of GAAP pre-tax income. Based on 21% long-term effective tax rate(3)

Zodiac Discounted Cash Flow Analysis

Summary of Valuation Assumptions

- *Unlevered free cash flow projections and terminal value discounted to July 31, 2024 using mid-period convention*
- *Excludes impact of stock-based compensation, amortization of intangibles, and other non-cash items in unlevered free cash flow*
- *Weighted average cost of capital range of 11.5% to 13.5%*
- *Terminal value based on NTM UFCF multiple range of 12.0x – 19.0x and terminal year (FY29E) UFCF of $141MM*
- *Current shareholders incur ~4% annual dilution through issuance of equity awards throughout the projection period*
- *Assumes 80% utilization limit per Zodiac management for U.S. Federal NOLs*

($MM, except per share amounts)

	Illustrative Present Value as of July 31, 2024								
Discount Rate:	11.50%			12.50%			13.50%		
Terminal NTM UFCF Multiple:	12.0x	15.50x	19.0x	12.0x	15.50x	19.0x	12.0x	15.50x	19.0x
Implied Terminal NTM Revenue Multiple	*2.8x*	*3.6x*	*4.4x*	*2.8x*	*3.6x*	*4.4x*	*2.8x*	*3.6x*	*4.4x*
Implied Perpetuity Growth Rate	*3%*	*5%*	*6%*	*4%*	*6%*	*7%*	*5%*	*7%*	*8%*
PV of Unlevered FCFs Adj. for Dilution (H2 FY25E - FY2028E)	$278	$278	$278	$274	$274	$274	$270	$270	$270
PV of Terminal Value Adj. for Dilution (FY2029E & Beyond)	1,014	1,310	1,605	983	1,269	1,556	953	1,231	1,509
% of Enterprise Value in Terminal Value	*78%*	*82%*	*85%*	*78%*	*82%*	*85%*	*78%*	*82%*	*85%*
Implied Enterprise Value	**$1,292**	**$1,588**	**$1,884**	**$1,257**	**$1,543**	**$1,830**	**$1,222**	**$1,500**	**$1,778**
Less: Debt (1)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)	(400)
Plus: Cash (1)	543	543	543	543	543	543	543	543	543
Plus: PV of NOLs Adj. for Dilution (FY29E & Beyond)	37	37	37	35	35	35	33	33	33
Implied Equity Value	**$1,472**	**$1,768**	**$2,064**	**$1,435**	**$1,722**	**$2,008**	**$1,399**	**$1,677**	**$1,955**
Implied Price Per Share (2)	$8.73	$10.48	$12.21	$8.51	$10.20	$11.89	$8.30	$9.94	$11.57

Note: Present values as of July 31, 2024, assuming mid-period convention. Unlevered Free Cash Flows and Terminal Value adjusted by the cumulative dilution to current shareholders in each respective year, and then discounted to present value as of July 31, 2024. Assumes current shareholders incur ~4% annual dilution through issuance of equity awards over the projected period, per Zodiac management.

(1) Cash and cash equivalents, short-term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024.

(2) Common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method.

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Selected Companies Analysis Zodiac Management Plan provided by Zodiac management in September 2024. Zodiac fiscal year ends January 31. FY-1 used as a proxy for CY. Zodiac street estimates based on FactSet and broker mean consensus estimates as of October 16, 2024. Common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method. Cash and cash equivalents, short term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024.

Selected Transactions Statistics Selected Public Software Transactions Greater Than $1 Billion with Revenue Growth Less Than or Equal to 10% Since 2011 Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research. Note: ‘–' = Not publicly available or not meaningful. Multiples greater than 50.0x considered not meaningful. Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. Rule of 40 defined as revenue growth plus levered free cash flow margin. NTM statistics based on mean analyst consensus estimates for the next twelve month period as of transaction announcement. NTM revenue growth based on NTM revenue and revenue from the last completed twelve month (LTM) period with public filings as of transaction announcement. Instructure NTM revenue growth pro forma for acquisition of Parchment.

Selected Transactions Analysis Note: NTM represents the 12-month period ending July 31, 2024. Zodiac street estimates based on FactSet and broker mean consensus estimates as of October 16, 2024. Common shares outstanding, RSUs, PSUs, options, and warrants as of October 11, 2024 per Zodiac management. Fully-diluted shares calculated using treasury stock method. Transaction scenarios reflect cancellation of April 2024 CEO PSUs if share price hurdle is not met in a Change in Control. Cash and cash equivalents, short term investments, and face value of convertible debt per Zodiac 10-Q for the period ended July 31, 2024. Impact of Convertible Senior Notes due 2029 reflected in Enterprise Value based on Zodiac indenture dated March 24, 2022.

Appendix Additional Information

Zodiac Management Plan NOL Schedule Note: Effective tax rate assumed to be 21%, as provided by Zodiac management in September 2024. Federal NOL balance of $552MM as of January 31, 2024, per Zodiac 10-K for the period ended January 31, 2024. Under the US Tax Cuts and Jobs Act, carryforward NOLs are subject to an annual limitation equal to 80% of taxable income. Zodiac Management Plan provided by Zodiac management in September 2024. Extrapolations approved by Zodiac management in September 2024. Present values as of July 31, 2024, assuming mid-period convention. Tax Savings adjusted by the cumulative dilution to current shareholders in each respective year, and then discounted to present value as of July 31, 2024.

Trading and Operating Statistics of Selected Companies

Zodiac Cost of Capital Calculation (1/2)

Zodiac Cost of Capital Calculation (2/2)

Disclaimer